Exhibit 10.1

AMENDMENT 4 TO THE AMENDED AND RESTATED AGREEMENT FOR SERVICES BETWEEN ADMA BIOMANUFACTURING, LLC AND ARETH LLC

This Amendment 4 (“Amendment 4”) to the Amended and Restated Agreement for Services between ADMA BioManufacturing, LLC, a Delaware limited liability company (“ADMA”), and Areth LLC, a New Jersey limited liability company (“ARETH”), is effective as of October 18, 2022. ADMA and ARETH are also referred to herein individually as a “Party” and together as the “Parties.”

WITNESSETH

WHEREAS, the Parties entered into an Amended and Restated Agreement for Services with an effective date of January 1, 2016, as amended on September 25, 2017, September 27, 2018 and November 7, 2019 (the “Agreement”);

WHEREAS, effective on September 14, 2022, following receipt of a consent to assignment from ARETH, ADMA Biologics, Inc. assigned all of its rights, title and interests in the Agreement to its wholly owned subsidiary, ADMA BioManufacturing, LLC, and ADMA BioManufacturing, LLC agreed to assume all of ADMA Biologics, Inc.’s duties and obligations under the Agreement; and

WHEREAS, the Parties desire to further amend the Agreement in the manner stated herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:

1.	The title of Exhibit A shall be amended to read “Compensation Rates, Term and Termination”

2.	Article XXV of the Agreement shall be deleted in its entirety.

3.	Exhibit A shall be amended to include the following Provision 4:

4.          Term: An initial period of ten (10) year commencing on January 1, 2016 and expiring on December 31, 2026. This Agreement will automatically renew for successive one (1)-year periods thereafter.

4.	Exhibit A shall be amended to included the following Provision 5:

5.          Termination: Either Party may terminate this Agreement by providing the other Party with twelve (12) months’ prior written notice.

Except as hereby modified, the Agreement shall remain in full force and effect and is hereby expressly approved, ratified, and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

ARETH LLC:	ADMA BIOMANUFACTURING, LLC:

By: /s/ Dr. Jerrold Grossman	By: /s/ Adam Grossman
Name: Dr. Jerrold Grossman	Name: Adam Grossman
Title: Manager	Title: President and CEO